UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2016

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2016, upon the recommendation of the Compensation Committee (“Compensation Committee”) of the Board of Directors (the “Board”) of Green Dot Corporation (the "Company"), the Board approved a severance arrangement with the Company’s Chief Financial Officer, Mark L. Shifke, that provides for full acceleration of vesting with respect to certain unvested time-based restricted stock unit awards (“RSUs”) related to his service prior to his appointment as the Company’s permanent Chief Financial Officer in the event the Company terminates his employment without “cause” (as such term in defined in the Company’s form of Executive Severance Agreement filed as Exhibit 10.12 to amendment no. 2 to the Company’s registration statement on Form S-1 (No. 333-165081) filed with the Securities and Exchange Commission (“SEC”) on April 26, 2010). The awards subject to this arrangement consist of all RSUs granted in 2015 and February 2016. The performance-based RSUs granted to Mr. Shifke in March 2016 are not subject to this arrangement. For more information regarding Mr. Shifke’s 2015 and February 2016 equity awards, please refer to pages 46 and 47 of the Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders, filed with the SEC on April 18, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: May 26, 2016